Exhibit 99.2
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
APRIL 15, 2009

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2009 FIRST QUARTER
FINANCIAL AND OPERATIONAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, April 15, 2009 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2009 first quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Monday, May 4, 2009.

The company has also scheduled a conference call to discuss the release for Tuesday morning, May 5, 2009 at 10:30 am EDT.  The telephone number to access the conference call is 913-312-1295 or toll-free 866-290-0880.  The passcode for the call is 3748719.  We encourage those who would like to participate in the call to place calls between 10:20 and 10:30 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 3:30 pm EDT on May 5, 2009 and will run through midnight Tuesday, May 19, 2009.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 3748719.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website. The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation is the largest independent producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.